Item 77C

SCUDDER VARIABLE SERIES II

The Proxy Statement on Schedule 14A for Scudder Variable Series II is incorporated by reference to the Definitive Proxy Statement for such fund filed with the Securities and Exchange Commission on February 25, 2002.